                                                                   EXHIBIT 99.01

                              FOR IMMEDIATE RELEASE

         DEL GLOBAL TECHNOLOGIES ANNOUNCES PROFITABLE FOURTH QUARTER AND
                       FISCAL YEAR 2005 FINANCIAL RESULTS

VALHALLA,  NY - October 20, 2005 -- DEL GLOBAL  TECHNOLOGIES  CORP. (DGTC):
Q4 FY 2005 HIGHLIGHTS VERSUS Q4 FY 2004
    o    Sales rise 6.4% to $20.6 million
    o    Operating income doubles to $1.7 million
    o    Net income improves to $808,000, or $0.07 per diluted share
    o    oShareholders' equity up 18.7% to $9.2 million

Del Global  Technologies  Corp.  (DGTC) ("Del  Global" or "the  Company")  today announced  operating  results for its fiscal 2005 fourth quarter and fiscal year ended  July 30,  2005,  as well as  summary  balance  sheet  data (see  attached tables).  These results are for continuing operations and exclude the results of the Del High Voltage  ("DHV")  division,  which was sold on October 1, 2004. DHV results are treated as discontinued operations.

FISCAL 2005 FOURTH QUARTER RESULTS

Total net sales for the fourth  quarter of fiscal 2005  increased  6.4% to $20.6 million from $19.4  million in the same period last year.  Operating  income for the fourth quarter of fiscal 2005 rose 100% to $1.7 million from $841,000 in the same  period one year ago.  Net income  for the  fourth  quarter of fiscal  2005 improved  to  $808,000,  or $0.07  per  diluted  share,  from a net loss of $2.6 million,  or $0.25 per share,  in the fourth  quarter of 2004.  Results  for the fourth quarter of fiscal 2004 included  litigation  settlement costs of $453,000 and a loss from discontinued  operations of $2.9 million, or $0.28 per share, as compared to no such costs or losses in the fourth quarter of fiscal 2005.

Walter  F.  Schneider,  President  and Chief  Executive  Officer  of Del  Global
commented, "We are very pleased with Del Global's return to profitability in the fourth  quarter and profitable  operations for fiscal 2005.  Higher total sales, combined with lower selling,  general and administrative  expenses ("SG&A"), and an absence of expenses related to reorganization and legal matters,  have helped place Del Global on solid financial footing for fiscal 2006."

"Regarding  Del Global's  financial  position,"  he  continued,  "the  Company's balance sheet at July 31, 2005 reflected  working  capital of $10.1 million,  of which $1.5 million consisted of cash and equivalents,  and shareholders'  equity of $9.2 million.  In August 2005,  Del Global  entered into an $8 million credit facility  with North Fork  Business  Capital.  The  facility is  comprised  of a three-year,  $6 million  revolving  line of credit and a three-year,  $2 million term loan.  Proceeds were used to retire the Company's  existing credit facility and for general working capital purposes. "

Del Global Technologies                                                   Page 2

Sales at the Medical Systems Group during the fourth quarter of fiscal 2005 rose
8.2% to $17.1  million from $15.8  million in the same period last year,  due to increased sales of digital units. This increase  substantially offset a $100,000 decline in sales at the Power Conversion Group ("RFI") to $3.5 million.

Consolidated  gross  margin  in the  fourth  quarter  of  fiscal  2005 was 28.9%
compared to 30.9% in the same  period one year ago. An increase in gross  margin at RFI,  due to decreased  material  costs as a percent of sales due to improved procurement  practices and lower waste levels,  was offset by a decline in gross margin at the Medical Systems Group, the result of increased  engineering  costs related to product certifications.

Consolidated  SG&A  during the fourth  quarter of fiscal  2005  declined to $3.9 million, or 18.9% of sales, from $4.3 million, or 22.0% of sales, in last year's fiscal fourth  quarter.  This decrease was due to lower selling  expenses at the
Medical  Systems  Group,  partially  offset by a $492,000  non-cash  writeoff of pension balances related to a plan termination.

RFI posted  operating  income of $1.4  million  in the fourth  quarter of fiscal
2005, a 38.7% increase from operating  income of $1.0 million in same period one year ago.  This  improvement  was the result of  manufacturing  efficiencies  as described above.  Operating income at the Medical Systems Group improved to $1.2 million from  $936,000 in the fourth  quarter of fiscal 2004,  due  primarily to lower selling expense as described above.

FISCAL 2005 FULL YEAR RESULTS OVERVIEW

Consolidated net sales increased 1.3% to $84.9 million in fiscal 2005 from $83.8 million last year. Sales at RFI increased 7.7% to $14.1 million,  while sales at the Medical  Systems  Group  remained  stable at $70.8 million from fiscal 2004.
Consolidated  gross  margins  improved  to 26.3% for  fiscal  2005 from 25.4% in fiscal  2004.  Margins at RFI  improved  from last  year,  while  gross  margins declined at the Medical  Systems Group due to higher costs  affiliated  with the increase in digital unit sales in fiscal 2005.  Operating income for fiscal 2005 rose to $3.9 million from  $194,000 in fiscal 2004.  Net income for the year was
$392,000,  or $0.03 per diluted share,  versus a net loss of $15.8  million,  or
$1.53 per share,  in fiscal 2004.  Results for fiscal 2004  included  litigation settlement  costs of $3.7  million  (as  compared  to  $300,000 in such costs in fiscal 2005), a loss from continuing  operations of $10.7 million,  or $1.04 per share (as compared to income from  continuing  operations of $193,000,  or $0.01 per diluted share, in fiscal 2005), and a loss from  discontinued  operations of
$5.1  million,  or $0.49 per  share (as  compared  to income  from  discontinued
operations of $199,000, or $0.02 per diluted share in fiscal 2005).

BACKLOG

Consolidated  backlog at July 30, 2005 was $14.6 million  versus backlog at July
31, 2004 of  approximately  $25.9 million.  The backlog in the Power  Conversion
Group  decreased $1.6 million from levels at beginning of the fiscal year due to a decrease  in  incoming  order  rates.  Backlog at the  Medical  Systems  Group declined by $9.6 million due to shipments of approximately  $8.8 million under a large  tender  order at our  international  location,  as well as a decrease  in incoming order rates during the period.  Substantially all of the backlog should result in shipments within the next 12 months.

Del Global Technologies                                                   Page 3
October 20, 2005

INVESTOR CONFERENCE CALL

Walter F.  Schneider,  President and Chief  Executive  Officer and Mark A. Koch,
Principal Accounting Officer, will host a conference call on October 21, 2005 at
11:00 A.M.  Eastern Time to discuss this news release.  The telephone  number to join  this  conference  call is (888)  737-9832  (Domestic)  or  (706)  679-0770
(International).  A taped replay of the call will be available through 5:00 P.M.
Eastern Time on October 28, 2005. Please dial (800) 642-1687 (Domestic) or (706)
645-9291  (International)  and enter the number 9665872 to listen to the replay.
In addition,  the  conference  call will be broadcast live over the Internet via
the   "Presentations   and  Webcasts"  section  of  Del  Global's  web  site  at
WWW.DELGLOBAL.COM.  To listen to the live  call on the  Internet,  go to the web site at least 15 minutes  early to register,  download and install any necessary audio  software.  If you  are  unable  to  participate  in the  live  call,  the conference call will be archived and can be accessed on Del Global's website for approximately five business days.

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

DEL GLOBAL TECHNOLOGIES CORP.                                INVESTOR RELATIONS:
Walter F. Schneider, President & Chief Executive Officer   The Equity Group Inc.
Mark Koch, Principal Accounting Officer           Devin Sullivan  (212) 836-9608
(914) 686-3650                                        Maura Gedid (212) 836-9605

Del Global Technologies                                                   Page 4
October 20, 2005

                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                     Three Months Ended              Year Ended
                                                    --------------------       ---------------------
                                                    July 30,     July 31        July 30      July 31
                                                      2005        2004            2005        2004

TOTAL NET SALES                                     $ 20,613    $ 19,382       $ 84,872     $ 83,827
COST OF SALES                                         14,654      13,402         62,591       62,512
                                                    --------    --------       --------     --------
GROSS MARGIN                                           5,959       5,980         22,281       21,315

Selling, general and administrative                    3,906       4,268         16,452       15,907
R&D Expense                                              368         418          1,636        1,562
Facilities reorganization                                  -           -              -            -
Litigation Settlement Costs                                -         453            300        3,652
                                                    --------    --------       --------     --------
TOTAL OPERATING EXPENSES                               4,274       5,139         18,388       21,121

OPERATING INCOME (LOSS)                                1,685         841          3,893          194

Interest expense                                        (372)       (251)        (1,350)      (1,796)
Other gain (loss)                                         63          22             97          123
                                                    --------    --------       --------     --------

INCOME (LOSS) FROM CONTINUING
 OPERATION BEFORE INCOME
 TAXES AND MINORITY INTEREST                           1,376         612          2,640       (1,479)

INCOME TAX PROVISION                                     497         212          2,054        8,691
                                                    --------    --------       --------     --------

NET INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE MINORITY INTEREST                    879         400            586      (10,170)
MINORITY INTEREST                                         71          74            393          559
                                                    --------    --------       --------     --------

NET INCOME (LOSS) FROM
  CONTINUING OPERATIONS                                  808         326            193      (10,729)
Discontinued operations                                    -      (2,897)           199       (5,095)
                                                    --------    --------       --------     --------

NET INCOME (LOSS)                                   $    808      (2,571)      $    392     $(15,824)
                                                    ========      ======       ========     ========

NET INCOME (LOSS) PER COMMON SHARE-
  BASIC
Continued operations                                $   0.08    $   0.03       $   0.02     $  (1.04)
                                                    --------    --------       --------     --------
Discontinued operations                             $   -       $  (0.28)      $   0.02     $  (0.49)
                                                    --------    --------       --------     --------
Basic, net                                          $   0.08    $  (0.25)      $   0.04     $  (1.53)
                                                    ========    ========       ========     ========

DILUTED
Continued operations                                $   0.07    $   0.03       $   0.01     $  (1.04)
                                                    --------    --------       --------     --------
Discontinued operations                             $   -       $  (0.28)      $   0.02     $  (0.49)
                                                    --------    --------       --------     --------
Diluted, net                                        $   0.07    $  (0.25)      $   0.03     $  (1.53)
                                                    ========    ========       ========     ========

Weighted average number of common
  shares outstanding:
    Basic                                             10,613      10,335         10,490       10,334
                                                    ========    ========       ========     ========
    Diluted                                           11,504      10,335         11,465       10,334
                                                    ========    ========       ========     ========

Del Global Technologies                                                   Page 5
October 20, 2005

                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                 July 30, 2005     July 31, 2004
                                                 -------------     -------------

Current Assets                                      $ 31,260       $ 38,214
Total Assets                                        $ 40,776       $ 49,261

Current Liabilities                                 $ 21,141       $ 30,450
Total Liabilities                                   $ 30,278       $ 40,097

Minority Interest in Subsidiary                     $  1,273       $  1,389

Shareholders' Equity                                $  9,226       $  7,775

Common Shares Outstanding End of Period               10,630         10,335
Book Value Per Share                                $   0.87       $   0.75